U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2010

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

537 Stevenson Street, San Francisco, California 94103

(Address of U.S. principal executive offices)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

U.S. (415) 575-9700, Europe 34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 16, 2010, Private Media Group, Inc. (the “Company”) received a letter (“Letter”) from The NASDAQ Stock Market stating that because the Company failed to file its Form 10-K for the period ended December 31, 2009 (the “Filing”), on or before its due date, April 15, 2010, it is not in compliance with NASDAQ Marketplace Rule 5250(c)(1) (the “Rule”), which requires that a listed company timely file periodic financial reports with the U.S. Securities and Exchange Commission as a condition to continued listing of its securities. The Letter has no immediate effect on the listing of the Company’s Common Stock.

Under the NASDAQ Listing Rules the Company has until June 15, 2010, to submit a plan to regain compliance with the Rule (the “Plan”). If the Plan is accepted by NASDAQ, it has the authority to grant an exception to the Rule for up to 180 calendar days from the Filing’s due date, or until October 12, 2010, to regain compliance with the Rule by filing any past due periodic filings with the SEC. In determining whether to accept the Plan, NASDAQ will consider such things as the likelihood that the Filing, along with any subsequent periodic filing that becomes due, can be made within the 180 day period, the Company’s past compliance history, the reasons for the late Filing, other corporate events that may occur within our review period, the Company’s overall financial condition and its public disclosures.

The Company is finalizing the Filing intends to complete its Filing within the next 10 days, and in any event prior to the expiration of the 60 period in which to submit a Plan.

A copy of the press release issued by the Company on April 22, 2010, disclosing receipt of the Letter is included in this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit Description

99.1	Press Release dated April 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: April 22, 2010	/s/ JOHAN GILLBORG
Johan Gillborg,
Chief Financial Officer

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